UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

NRG Yield, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Supplemental Indenture

On November 7, 2014, NRG Yield Operating LLC (“Yield Operating”), an indirect subsidiary of NRG Yield, Inc., the guarantors currently party to the Indenture (defined below), Alta Wind Company, LLC and Alta Wind 1-5 Holding Company, LLC (together, the “Guaranteeing Subsidiaries”), and Law Debenture Trust Company of New York, as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”), supplementing the indenture, dated as of August 5, 2014 (as amended or supplemented to the date hereof, the “Indenture”), by and among Yield Operating, the guarantors party thereto and the Trustee, pursuant to which Yield Operating issued $500,000,000 in aggregate principal amount of its 5.375% Senior Notes due 2024 (the “Notes”).  Pursuant to the Supplemental Indenture, the Guaranteeing Subsidiaries became guarantors of Yield Operating’s obligations under the Notes.

A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President & General Counsel

November 13, 2014

EXHIBIT INDEX

Exhibit No.	Document

4.1	Supplemental Indenture, dated as of November 7, 2014, among NRG Yield Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.